[EX.-99.906.CERT]

Exhibit 12(b)

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Wallace R. Weitz
Wallace R. Weitz
President

Date: May 4, 2007

By:	/s/ Kenneth R. Stoll
Kenneth R. Stoll
Chief Financial Officer

Date: May 4, 2007